UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2010
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On January 7, 2010, The Medicines Company (the “Company”) commenced implementation of a workforce reduction in centralized office-based functions including analytics, development and administration to improve efficiencies and better align the Company’s costs and structure for the future. The reductions do not affect the Company’s customer-facing functions. As a result of the workforce reduction, the Company reduced its office-based personnel by 31 employees, roughly 10% of centralized jobs. Affected employees will be eligible to receive reduction payments, earned 2009 bonuses, fully paid health care coverage for six months and outplacement services. The Company expects to complete the workforce reduction by the end of first quarter.
The Company expects to record, in the aggregate, one-time charges of approximately $4.0 million associated with the workforce reduction. Such charges will be recognized in the first quarter of 2010 and include approximately $3.0 million related to employee severance arrangements and approximately $1.0 million related to the closure and consolidation of our Indianapolis site. Substantially all of this charge is expected to represent cash expenditures. The Company expects to realize estimated annualized cost savings from the workforce reduction in the range of $6.5 to $7.5 million starting in the first quarter of 2010.
Forward Looking Statements
This current report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein regarding the Company’s strategy, future operations, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot guarantee that it actually will achieve the results, plans, intentions or expectations expressed or implied in the Company’s forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements the Company makes. These important factors include the factors set forth in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2009, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: January 11, 2010	By:	/s/ Paul M. Antinori
		Name:	Paul M. Antinori
		Title:	Senior Vice President and General Counsel